UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SOCKET MOBILE, INC.
(Name of Registrant as Specified in its Charter)

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SOCKET MOBILE, INC.

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 10, 2016

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Socket Mobile, Inc., a Delaware corporation (the "Company"), to be held Wednesday, May 10, 2016 at 10:30 a.m., local time, at the Company's headquarters at 39700 Eureka Drive, Newark, California 94560 for the following purposes:

(1) To elect five directors to serve until their respective successors are elected;

(2) Advisory vote on executive compensation policies and practices as described in the annual meeting proxy.

(3) Proposal to ratify the appointment of Sadler, Gibb & Associates LLC as independent registered public accountants of the Company for the fiscal year ending December 31, 2016.

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on March 14, 2016 are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed Proxy as promptly as possible following the instructions on your proxy ballot. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

Sincerely,

Newark, California	Kevin J. Mills
March 23, 2016	President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING,
YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE, OR VOTE BY PHONE OR BY INTERNET WHERE AVAILABLE.

SOCKET MOBILE, INC.

PROXY STATEMENT FOR

2016 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Socket Mobile, Inc. (the "Company"), for use at the 2016 Annual Meeting of Stockholders to be held Tuesday May 10, 2016 at 10:30 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of 2016 Annual Meeting of Stockholders. The 2016 Annual Meeting will be held at the Company's headquarters at 39700 Eureka Drive, Newark, California 94560. The Company's telephone number at that location is (510) 933-3000.

Notice of the availability of these proxy solicitation materials and our Annual Report on Form 10-K for the year ended December 31, 2015, including financial statements, were first mailed on or about March 31, 2016 to all stockholders entitled to vote at the 2016 Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The proxy materials are available at http://www.socketmobile.com/about-us/investor-relations/stockholder-meeting-information. Stockholders may access the Notice of Annual Meeting and Proxy Statement, Annual Report on Form 10-K and Proxy Card at this site to read, download the documents, and/or request a printed copy. Printed copies may also be requested by telephone at 800-856-9390. Printed copies will be mailed within 3 business days of receipt of the request.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

Holders of record of our Common Stock at the close of business on March 14, 2016 (the "Record Date") are entitled to notice of and to vote at the 2016 Annual Meeting. At the Record Date, 5,650,603 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote. The Company has no other class of voting securities outstanding and entitled to be voted at the meeting.

The only persons known by the Company to beneficially own more than five percent of the Company's Common Stock as of the Record Date were Charlie Bass, the Chairman of the Company’s Board of Directors, Kevin J. Mills, the President, Chief Executive Officer and a director of the Company, and Roy L. Rogers as trustee for the Rogers Family Trust UTD 01-21-81 and the Roy and Ruth Rogers Unitrust, UTD 09-28-89. Please see "Security Ownership of Certain Beneficial Owners and Management" for more information on these holdings.

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the 2016 Annual Meeting and voting in person.

VOTING AND SOLICITATION

Generally each stockholder is entitled to one vote for each share of Common Stock held on all matters to be voted on by the stockholders. If, however, any stockholder at the 2016 Annual Meeting gives notice of his or her intention to cumulate votes with respect to the election of directors (Proposal One), then each stockholder may cumulate such stockholder's votes for the election of directors and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock that such stockholder is entitled to vote, or may distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than five candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the intention to cumulate votes. On all other matters, stockholders may not cumulate votes.

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This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, email or facsimile.

QUORUM; VOTE REQUIRED; ABSTENTIONS; BROKER NON-VOTES

The presence at the 2016 Annual Meeting, either in person or by proxy, of the holders of a majority of votes entitled to be cast with respect to the outstanding shares of Common Stock shall constitute a quorum for the transaction of business. Shares that are voted "FOR," "AGAINST," "WITHHOLD or “ABSTAIN” on a subject matter (the "Votes Cast") are treated as being present at the meeting for purpose of establishing a quorum entitled to vote on the matter.

Proposal One.  Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. If a quorum is present at the meeting, the five nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum.

Proposal Two. To approve the executive compensation policies and practices of the Company as described in this Proxy Statement. The vote is a non-binding advisory vote to be considered by management and the Board of Directors.

Proposal Three. To approve ratification of the appointment of Sadler, Gibb & Associates LLC, as the Company's independent registered public accountants for the fiscal year ending December 31, 2016. Approval requires the affirmative vote of a majority of the Votes Cast on the matter at the 2016 Annual Meeting.

The Company also intends to count abstentions for purposes of determining (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors and proposal two which is advisory in nature). Thus, abstentions for proposal three will have the same effect as a vote against the proposal.

Broker non-votes will be counted for purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purpose of determining the number of Votes Cast with respect to a particular proposal. Thus, a broker non-vote will not have any effect on the outcome of the voting on Proposal three which requires the affirmative vote of a majority of the Votes Cast.

A plurality of the votes duly cast is required for the election of directors. Thus, neither abstentions nor broker non-votes affect the election of directors, as only affirmative votes will affect the outcome of the election. The advisory vote on proposal two on executive compensation policies and procedures will only consider votes for and against, thus neither abstentions nor broker non-votes affect the results.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE INCLUDED IN THE COMPANY'S PROXY MATERIALS

The Company currently intends to hold its 2017 Annual Meeting of Stockholders in May 2017 and to mail proxy statements relating to such meeting in April 2017. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2017 Annual Meeting must be received by the Company no later than November 15, 2016, and must otherwise be in compliance with applicable laws and regulations, in order to be considered for inclusion in the Company's proxy statement and proxy card relating to that meeting. In addition, stockholders must comply with the procedural requirements in the Company's bylaws.

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Under the Company's bylaws, notice of any stockholder nomination to the board or proposal of business must be delivered to or mailed and received by the Secretary of the Company not less than ninety (90) days prior to the meeting; provided, however, that in the event that less than one-hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting is mailed or such public disclosure is made. To be in proper form, a stockholder's notice to the Secretary shall set forth: (i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed; (ii) representations that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and, as applicable, that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or propose such business; (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and (v) if applicable, the consent of each nominee to serve as director of the Company if so elected. The chairman of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure. Stockholders can obtain a copy of the Company's bylaws from the Company upon request. The Company's bylaws are also on file with the Securities and Exchange Commission.

If a stockholder intends to submit a proposal at the 2017 Annual Meeting, but does not wish to have it included in the proxy statement and proxy for that meeting, the stockholder must do so no later than January 24, 2017, or else the proxy holders will be allowed to use their discretionary authority to vote against the proposal when it is raised at the 2017 Annual Meeting.

The attached proxy card grants the persons named as proxies discretionary authority to vote on any matter raised at the 2016 Annual Meeting that is not included in this Proxy Statement. The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal at the 2016 Annual Meeting.

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PROPOSAL ONE

ELECTION OF DIRECTORS

The proxy holders will vote to elect as directors the five nominees named below, unless a proxy card is marked otherwise. The nominees consist of the five current directors. If a person other than a management nominee is nominated at the 2016 Annual Meeting, the holders of the proxies may choose to cumulate their votes and allocate them among such nominees of management as the proxy holders shall determine in their discretion in order to elect as many nominees of management as possible. The five candidates receiving the highest number of votes will be elected. In the event any nominee is unavailable for election, which is not currently anticipated, the proxy holders may vote in accordance with their judgment for the election of substitute nominees designated by the Board of Directors.

All five directors will be elected for one-year terms expiring at the 2017 Annual Meeting of Stockholders, subject to the election and qualification of their successors or their earlier death, resignation or removal. The following table sets forth information concerning the nominees for director. Information on committee assignments reflects current assignments to be reviewed at the first meeting of the Board following election. Information on age is as of the record date of March 14, 2016.

Name of Nominee (4)	Age	Position(s) Currently Held With the Company	Director Since
Charlie Bass (1)(2)	74	Chairman of the Board	1992
Kevin J. Mills	55	President, Chief Executive Officer and Director	2000
David W. Dunlap	73	VP Finance & Administration, CFO, Secretary and Director	2014
Charles C. Emery, Jr.(1)	69	Director	2010
Peter Sealey (3)	75	Director	2002

________________________________

(1) Member of the Audit Committee.

(2) Member of the Nominating Committee.

(3) Member of the Compensation Committee.

(4) Committee assignments will be made at the first meeting of the Board following election.

Charlie Bass co-founded the Company in March 1992 and has been the Chairman of the Board of Directors from such time to the present. Dr. Bass served as the Company's Chief Executive Officer from April 1997 to March 2000. Dr. Bass has served as the Trustee of The Bass Trust since April 1988. Dr. Bass holds a Ph.D. in electrical engineering from the University of Hawaii.

Kevin J. Mills was appointed the Company's President and Chief Executive Officer and a director of the Company in March 2000. He served as the Company's Chief Operating Officer from September 1998 to March 2000. Mr. Mills joined the Company in September 1993 as Vice President of Operations and has also served as our Vice President of Engineering. Prior to joining the Company, Mr. Mills worked from September 1987 to August 1993 at Logitech, Inc., a computer peripherals company, serving most recently as its Director of Operations. He holds a B.E. in Electronic Engineering with honors from the University of Limerick, Ireland.

David W. Dunlap has served as the Company's Vice President of Finance and Administration, Secretary and Chief Financial Officer since February 1995 and a director of the Company since May 2014. Mr. Dunlap previously served as Vice President of Finance and Administration and Chief Financial Officer at several public and private companies. He is a certified public accountant (inactive), and holds an M.B.A. and a B.A. in Business Administration from the University of California at Berkeley.

Charles C. Emery, Jr. has been a director of the Company since April 2010. Dr. Emery served until his retirement as Senior Vice President and Chief Information Officer for Horizon Blue Cross Blue Shield of New Jersey from 1996 through 2006. Since his retirement, Dr. Emery has been active with Arizona State University and the University of Maryland teaching graduate classes in healthcare information systems, strategic planning, and healthcare finance. He has over 35 years of experience working within the health insurance and healthcare provider sectors. He is a fellow of the American College of Healthcare Executives and a fellow of the College of Healthcare Information Management Executives. Dr. Emery holds a doctorate in management systems from the Peter F. Drucker Graduate Management School at the Claremont Graduate University.

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Peter Sealey has been a director of the Company since June 2002.  Dr. Sealey has served as Chief Executive Officer and founder of The Sausalito Group, Inc., a management consulting firm, since its founding in July 1997.  Dr. Sealey also served from 2007 to 2011 as an Adjunct Professor of Marketing at the Peter F. Drucker Graduate Management School at the Claremont Graduate University in Claremont, California. He previously served as an Adjunct Professor of Marketing at the Haas School of Business, University of California at Berkeley from 1996 to 2006.  From July 1969 to August 1993, Dr. Sealey served in various senior marketing positions with the Coca-Cola Company, including as its Senior Vice President, Global Marketing and Chief Marketing Officer from December 1989 to August 1993. Dr. Sealey holds a doctorate from the Peter F. Drucker Graduate Management School at the Claremont Graduate University.

BOARD MEETINGS AND COMMITTEES

The Board of Directors has determined that all of the nominees, except Mr. Mills and Mr. Dunlap, satisfy the definition of "independent director," as established by Nasdaq listing standards. The Board of Directors has an Audit Committee, a Nominating Committee and a Compensation Committee. Each committee has adopted a written charter, all of which are available on the Company's web site at http://www.socketmobile.com/about-us/investor-relations/corporate-governance. The Board of Directors has also determined that each member of the Audit Committee, the Nominating Committee and the Compensation Committee satisfies the definition of "independent director," as established by Nasdaq listing standards.

The Board of Directors held a total of four regular meetings during fiscal 2015, and approved actions on one occasion by unanimous written consent. The independent directors met separately without management or the management directors after each of the four regular Board meetings held during 2015. The Company strongly encourages members of the Board of Directors to attend all meetings, including meetings of committees on which they serve. No director attended fewer than 75 percent of the meetings of the Board of Directors and the Board committees on which he served.

The Audit Committee consists of Messrs. Bass (Chairman) and Emery. The members of the Audit Committee each qualify as "independent" under the standards established by the United States Securities and Exchange Commission for members of audit committees. The Audit Committee also includes one member, Dr. Bass, who has been determined by the Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with Securities and Exchange Commission rules. Stockholders should understand that this designation is a disclosure required by the Securities and Exchange Commission relating to Dr. Bass' experience and understanding with respect to certain accounting and auditing matters. This designation does not impose upon Dr. Bass any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or Board of Directors.

The Audit Committee met with management and the independent accountants four times by telephone during the year ended December 31, 2015 to review quarterly and annual financial information and to discuss the results of quarterly review and annual audit procedures performed by the independent accountants before quarterly and annual financial reports were issued. The Audit Committee is responsible for appointing, compensating and overseeing actions taken by the Company's independent accountants, and reviews the Company's internal financial controls and financial statements. The Audit Committee also oversees management’s assessment and management of risks. Management and the independent accountants participated in all meetings of the Audit Committee. Portions of each Audit Committee meeting were held between the Audit Committee members and the independent accountants without the presence of management. The Committee reviewed the financial statements and the annual audit results, including the independent accountants’ assessment of the Company’s internal controls and procedures, and discussed with the independent accountants the matters denoted as required communications by Auditing Standards No. 16 (AS No. 16). The meetings also included a discussion and review of auditor independence, the pre-approval of the independent accountants’ fees for 2015, and a recommendation to the Board of Directors to approve the issuance of the financial statements for the year ended December 31, 2015. The report of the Audit Committee for the year ended December 31, 2015 is included in this Proxy Statement. The Audit Committee Charter is available at http://www.socketmobile.com/about-us/investor-relations/corporate-governance on the Company’s website.

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The Nominating Committee Chairman is Dr. Bass who works with the other independent directors as a committee of the whole to consider and recommend nominations for the Board of Directors and facilitate the self-assessment of Board performance by the independent directors. The independent directors discussed nominations at the first regular board meeting of the year and Dr. Bass followed up with each candidate. The role of the Nominating Committee is to determine that all nominated directors are willing and able to serve as a director for the ensuing year and recommend their nomination. In addition, the independent directors met four times during 2015 and once in January 2016 to date following their regular board meetings to consider matters relating to board governance, oversight and effectiveness. For 2017, the Nominating Committee will consider nominees recommended by security holders. Such nominations should be made in writing to the Company, attention Corporate Secretary, no later than November 15, 2016 in order to be considered for inclusion in next year’s proxy statement. The Nominating Committee Charter is available on the Corporate Governance section of the Company’s website at http://www.socketmobile.com/about-us/investor-relations/corporate-governance.

The Compensation Committee chairman is Dr. Sealey. Dr. Sealey held nine meetings during fiscal year 2015. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors and officers of the Company, approving stock option and other incentive award grants, approving the Company's incentive compensation and benefit plans including its equity incentive plan, and providing oversight of all matters affecting compensation including overseeing management’s assessment and management of compensation-related risks. The report of the Compensation Committee for fiscal year 2015 is included in this Proxy Statement. The Compensation Committee Charter is available on the Corporate Governance section of the Company's website at http://www.socketmobile.com/about-us/investor-relations/corporate-governance.

COMPENSATION OF DIRECTORS

Regular meetings of the Board of Directors are scheduled once per quarter. Directors who are not employees of the Company receive $4,000 per regular meeting of the Board of Directors that they attend. Outside directors are also entitled to participate in the Company's 2004 Equity Incentive Plan. Grants of options to directors are made annually as compensation for Board service, committee service and committee and Board leadership positions, generally at the time of annual election of the Board of Directors. Additional grants may be awarded in recognition of services beyond normal board duties. See “Director Compensation” for information regarding stock option grants awarded in 2015.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

If a quorum is present at the Annual Meeting, the five nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THE COMPANY'S NOMINEES FOR DIRECTORS.

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PROPOSAL TWO

APPROVAL OF EXECUTIVE COMPENSATION POLICIES AND PRACTICES

(“SAY-ON-PAY”)

Each year our stockholders have the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

As described in “Compensation Discussion and Analysis” and elsewhere in this proxy statement, we seek to closely align the interest of our executive officers with the interest of our stockholders and to attract, motivate and retain our named executive officers who are critical to our success. Our Compensation Committee regularly reviews named executive officer compensation to ensure such compensation is consistent with our goals.

The base salaries paid to our named executive officers are compared to other similar smaller technology public companies set forth in a national compensation survey. Base salaries for executives are generally targeted between the median and 75th percentile of compensation levels for equivalent positions in smaller public technology companies but may be set to higher or lower levels to recognize a particular executive’s role, responsibilities, skills, experience and performance.

Variable performance based incentive awards for our named executive officers are intended to motivate and reward executives to meet or exceed financial performance goals of revenue attainment and operating profitability measured both quarterly and annually based on actual financial results for revenue and Earnings Before Taxes, Interest, Depreciation and Amortization (EBITDA), a common measure of operating performance, compared to financial targets set at the beginning of each year. The variable performance based incentive award for our Chief Executive Officer also includes a portion based on increases in shareholder value as measured by the market capitalization of the Company.

Long term incentive awards for our named executive officers consist of stock option grants that are granted at the fair market value on the date of grant and vest over a period of time, typically 4 years, through the stockholder-approved 2004 Equity Incentive Plan. The goal is to align the financial interests of the named executive officers with those of stockholders by providing significant incentives to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the size of each award based on the individual’s level of responsibility, recent performance, his or her potential for future responsibility and promotion, the number of unvested options held by the individual at the time of the new grant, and the size of the available stock award pool.

The advisory vote on executive compensation solicited by this proposal is not intended to address any specific item of compensation, but rather the overall compensation of our Chief Executive Officer, our Chief Financial Officer and our three other most highly-compensated executive officers, who are collectively referred to as our “named executive officers,” which is disclosed elsewhere in this proxy statement. The vote is advisory, which means that it is not binding on the Board of Directors, the Compensation Committee or the Company in any way. However, the Compensation Committee will review the outcome of the vote and take it into consideration when considering future executive compensation policies and decisions.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

RESOLVED, that the stockholders of Socket Mobile, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2015, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2016 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE FOREGOING RESOLUTION.

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PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected Sadler, Gibb & Associates, LLC, independent registered public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2016, and recommends that stockholders vote for ratification of such appointment.

Sadler, Gibb & Associates, LLC performed the audit of the financial statements of the Company for the fiscal years ended December 31, 2015 and for the three previous years. Representatives of Sadler, Gibb & Associates LLC are expected to be present at the 2016 Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS DURING FISCAL YEARS 2015 AND 2014

Audit Fees:

Audit fees billed to the Company by Sadler, Gibb & Associates, LLC for their audit of the Company’s 2015 and 2014 fiscal year financial statements totaled $75,000 in each year. Quarterly reviews of the Company's quarterly financial statements for fiscal 2015 and 2014 were $12,000 in each fiscal year. The Company was not deemed an accelerated filer for fiscal years 2015 and 2014, and an audit of the Company's internal controls at December 31, 2015 and 2014 was not required.

Audit-Related Fees:

Audit-related fees billed to the Company by Sadler Gibb & Associates, LLC during the Company's 2015 and 2014 fiscal year totaled zero and $2,000, respectively. Audit-related services in 2014 were to provide a consent for the Company to incorporate the auditor’s opinion on the prior year financial statements in a Form S-8 registration statement.

Tax Fees:

Fees billed to the Company by Sadler, Gibb & Associates, LLC for tax services during the Company’s 2015 and 2014 fiscal years were $5,500 and $4,350, respectively. Tax fees are for preparation of the prior year's annual Federal and State tax returns.

All Other Fees:

There were no other fees billed to the Company during the Company's 2015 and 2014 fiscal years.

Approval Procedures:

The Audit Committee's policy is to pre-approve all audit and other permissible services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval process and the fees for the services performed through such date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All services performed by the independent accountants in fiscal 2015 and 2014 were preapproved by the Audit Committee. The Audit Committee has considered whether the provision of the services described in this section is compatible with maintaining the independence of the Audit Firm and determined that it is.

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VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

Ratification of the appointment of Sadler, Gibb & Associates, LLC as the Company's independent registered public accountants for the fiscal year ending December 31, 2016 requires the affirmative vote of a majority of the Votes Cast on the matter at the 2016 Annual Meeting.

Stockholder ratification of the appointment of Sadler, Gibb & Associates, LLC as the Company's independent registered public accountants is not required by the Company's bylaws or other applicable legal requirement. However, the Audit Committee is submitting the appointment of Sadler, Gibb & Associates, LLC to the stockholders for ratification as a matter of common corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF SADLER, GIBB & ASSOCIATES LLC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of the Company's Common Stock, including on an as-exercised basis, options and warrants exercisable within 60 days of the Record Date, and on an as-converted basis convertible notes convertible within 60 days of the Record Date, as to (i) each person known by the Company to own beneficially more than 5 percent of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company named in the Summary Compensation table; and (iv) all directors and executive officers of the Company as a group. Except as set forth below, the address of record for each of the individuals listed in this table is: c/o Socket Mobile, Inc., 39700 Eureka Drive, Newark, California 94560.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned (2)
5% Stockholders
Roy L. Rogers (3)	378,538	6.7%
Directors and Executive Officers
Charlie Bass (4)	836,937	13.4%
Kevin J. Mills (5)	363,731	6.2%
David W. Dunlap (6)	141,580	2.4%
Leonard L. Ott (7)	128,425	2.2%
Lee A. Baillif (8)	123,094	2.1%
Peter Sealey (9)	75,333	1.3%
Charles C. Emery, Jr. (10)	57,351	1.0%
James Lopez (9)	21,375	0.4%
All Directors and Executive Officers as a group (8 persons) (11)	1,747,826	24.9%

___________________________
__________________

(1)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.
(2)	Percentage ownership is based on 5,650,603 shares of Common Stock outstanding, each of which is entitled to one vote, on the Record Date of March 14, 2016 and any shares issuable pursuant to securities exercisable for shares of Common Stock by the person or group in question as of the Record Date or within 60 days thereafter.

(3)	Shares held by Roy L. Rogers as trustee for the Rogers Family Trust UTD 01-21-81 which holds 266,887 shares of Common Stock, and as trustee for the Roy and Ruth Rogers Unitrust, UTD 09-28-89 which holds 83,651 shares of Common Stock. Mr. Rogers’ address is 27927 Briones Way, Los Altos Hills, CA 94022. The Family Trust includes 28,000 shares subject to warrants that are exercisable at $1.80 per share through June 1, 2016.

(4)	Includes 221,782 shares of Common Stock subject to options exercisable within 60 days of March 14, 2016 and 381,931 shares subject to convertible notes plus interest that are convertible into common stock within 60 days of March 14, 2016.

(5)	Includes 204,252 shares of Common Stock subject to options exercisable within 60 days of March 14, 2016 and 13,098 shares subject to convertible notes plus interest that are convertible into common stock within 60 days of March 14, 2016.

(6)	Includes 133,034 shares of Common Stock subject to options exercisable within 60 days of March 14, 2016.

(7)	Includes 126,985 shares of Common Stock subject to options exercisable within 60 days of March 14, 2016.

(8)	Includes 107,956 shares of Common Stock subject to options exercisable within 60 days of March 14, 2016 and 13,780 shares subject to convertible notes plus interest that are convertible into common stock within 60 days of March 14, 2016.

(9)	Consists of shares of Common Stock subject to options exercisable within 60 days of March 14, 2016.

(10)	Includes 43,571 shares of Common Stock subject to options exercisable within 60 days of March 14, 2016 and 13,780 shares subject to convertible notes plus interest that are convertible into common stock within 60 days of March 14, 2016.

(11)	Includes 934,288 shares of Common Stock subject to options exercisable within 60 days of March 14, 2016 and 422,589 shares subject to convertible notes plus interest that are convertible into common stock within 60 days of March 14, 2016.

.

10

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. We prepare Section 16(a) forms on behalf of our executive officers and directors based on the information provided by them. Based solely on review of this information, the Company believes that during fiscal 2015 all of its executive officers and directors complied with their Section 16(a) filing requirements.

MANAGEMENT

The named executive officers of the Company are as follows:

Name of Officer	Age	Position with the Company
Kevin J. Mills	55	President and Chief Executive Officer and Director
David W. Dunlap	73	Vice President of Finance and Administration, Chief Financial Officer, Secretary and Director
Leonard L. Ott	56	Vice President of Engineering and CTO
Lee A. Baillif	55	Vice President and Controller (thru January 23, 2015) Vice President of Operations (after January 23, 2015)
James Lopez	47	Vice President of Marketing and Business Development

 For information regarding Kevin J. Mills and David W. Dunlap, please see "Proposal One - Election of Directors" above.

Lee A. Baillif has served as the Company’s Controller since January 1, 1999 and was promoted to Vice President and Controller on January 24, 2007. Prior to his appointment as Controller, Mr. Baillif was a member of the accounting staff from September 1994. Mr. Baillif was promoted to Vice President of Worldwide Operations and relinquished the Controller’s position effective January 23, 2015. Mr. Baillif holds a B.S. degree in Business and Finance from San Francisco State University.

Leonard L. Ott has served as the Company's Vice President and Chief Technical Officer since October 2000 and also has served as Vice President of Engineering since October 2013. Mr. Ott previously served as Vice President of Engineering from December 1998 to October 2000. Mr. Ott joined the Company in March 1994, serving in increasingly responsible engineering positions including Director of Software Development and Director of Engineering. Mr. Ott also worked as an engineering consultant to the Company, from November 1993 to March 1994. Mr. Ott holds a B.A. degree in Computer Science from the University of California at Berkeley.

James Lopez has served as the Company’s Vice President of Marketing and Business Development since October 1, 2014. Prior to joining the Company, Mr. Lopez was Head of Products for Atlona, a company specializing in audio visual systems. From 2006 to 2013, Mr. Lopez worked in increasing responsible executive positions at Logitech, most recently serving as General Manager of the Digital Video Surveillance Business Group. Prior to joining Logitech, Mr. Lopez held increasing responsible executive positions with Electronics for Imaging, Inc. from 1993 to 2006, the last as Director, Product Marketing and Strategy. Mr. Lopez holds a B.S. degree in Electrical Engineering and Computer Science from the University of California, Berkeley.

11

DIRECTOR COMPENSATION

Compensation of Non-Employee Directors

The following tables set forth the annual compensation paid to or accrued by the Company on behalf of the outside directors of the Company for the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($)(2)(6)	Total ($)
Charlie Bass (3)	$16,000	$13,300(3)	$29,300
Charles C. Emery, Jr.(4)	$16,000	$ 9,310(4)	$25,310
Peter Sealey (5)	$16,000	$10,640(5)	$26,640

___________________________

(1)	Directors are paid a fee for preparation and attendance at four regularly scheduled board meetings at the rate of $4,000 per meeting attended, totaling $16,000 per year. All directors attended all regular board meetings.
(2)	Amounts shown are not intended to reflect value actually received by the directors. Instead, the amounts shown are the total fair value of option awards granted in fiscal 2015 for financial statement reporting purposes, as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718 (formerly Statement of Financial Accounting Standards No. 123(R). These values are amortized as equity compensation expense over the vesting period of the grants.
(3)	Mr. Bass was granted an option to purchase 10,000 shares on June 4, 2015 with a grant date fair value of $13,300.
(4)	Mr. Emery was granted an option to purchase 7,000 shares on June 4, 2015 with a grant date fair value of $9,310.
(5)	Mr. Sealey was granted an option to purchase 8,000 shares on June 4, 2015 with a grant fair value of $10,640.
(6)	Aggregate number of option awards outstanding at December 31, 2015 was as follows: Charlie Bass, 225,750; Charles C. Emery, Jr., 44,200; Peter Sealey, 76,000.

The outside directors are entitled to participate in the Company's 2004 Equity Incentive Plan. Grants of options to directors for Board and Committee service are made annually, commencing at the start of the Board term. The grants made on June 4, 2015 were determined as follows: each Director was awarded an option to purchase 5,000 shares for participation in Board meetings. The director serving as the Board chairperson received an option to purchase an additional 2,000 shares. Directors serving as chairpersons of the Audit and Compensation Committees each received an option to purchase an additional 1,000 shares. Members serving on the Audit Committee and on the Compensation Committee each received an option to purchase an additional 2,000 shares. As a result, on June 4, 2015, the three outside directors as a group were granted options to purchase an aggregate of 25,000 shares. The options vest monthly over a one year period commencing on June 4, 2015. Options granted on June 4, 2015 had an exercise price of $2.00 per share, which was the fair market value of the Common Stock on the date of grant. See also Proposal One – Compensation of Directors.

12

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. Short term executive compensation consist of base salary and variable incentive salary awards that are performance based. Long term executive compensation consists of stock option grants that vest over time and gain in value as common stock values increase. The Committee strives to ensure that the Company's executive compensation programs enable the Company to attract, retain, motivate and reward key people based on a pay-for-performance approach, targeted between median and 75th percentile for equivalent positions in similar sized companies in similar fields of business when target performance objectives are achieved, and potentially resulting in superior pay when superior performance objectives are achieved. Within this framework, actual compensation can vary depending on each executive officer’s position, responsibilities and overall experience. Overall, the Company strives to provide a total compensation package that is fair, reasonable and competitive with prevailing practices in the Company's industry.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company's compensation policies, plans and programs are intended to achieve the following objectives:

•	attract, retain, motivate and reward talented executive officers and employees;
•	provide executive officers with performance-based cash bonus opportunities linked to achievement of financial objectives of revenue attainment and operating profitability; and
•	align the financial interests of executive officers, directors and employees with those of stockholders by providing each through the stock option program with an equity stake in the Company.

The Company's approach to executive compensation is to set base compensation levels between median and the 75th percentile for similar positions in similar sized companies, reflecting the experience and performance of each individual compared to similar positions in smaller technology based companies. Compensation may be set to higher or lower levels to recognize a particular employee's role, responsibilities, skills, experience and performance. Variable compensation targets are tied to financial performance so as to motivate and reward positive performance of executive officers in driving the Company to achieve key financial objectives including revenue attainment and profitability leading to increases in stockholder value. Long term equity incentives are offered through its stock option program with annual grants to all executives commensurate with each executive’s level of responsibility, experience and performance, while maintaining acceptable levels of dilution.

ELEMENTS OF EXECUTIVE COMPENSATION

The three major components of compensation for the Company's executive officers are:

(i) base salaries;

(ii) variable performance-based cash incentive awards; and

(iii) long-term, equity-based incentive awards.

The base salaries and variable performance-based incentive award components of the Company's compensation program are compared to other similar smaller technology public companies set forth in a national compensation survey. The compensation survey is used to benchmark the Company's executive and employee salaries, as it is a broad-based compensation survey with an emphasis on smaller companies in the electronics industry and provides information on base salary and variable incentive awards based on size of companies and geographic location. Offering competitive salary packages to employees is an essential element of attracting and retaining key employees in the San Francisco Bay Area including Silicon Valley, which has many electronics firms that compete for talent and offer a variety of employment alternatives.

13

Base Salaries. The Compensation Committee establishes a competitive base salary for each executive officer designed to recognize the skills and experience the individual brings to the Company and the performance contributions he or she makes. Base salaries for executives are generally targeted between median compensation levels and the 75th percentile for smaller public technology companies, but may be set to higher or lower levels to recognize a particular executive’s role, responsibilities, skills, experience and performance.

The Compensation Committee determines both the amount and timing of base salary increases for executive officers. Factors affecting the level of base salary increases each year include the overall financial performance of the Company, changes in the base salary compensation levels reported in a national survey for executive positions in similarly sized companies, and the individual performance of each executive. Base salary increases for Executives were phased in during the second quarter of 2014. Previous increases were made in January 2007.

Variable Performance Based Incentive Awards.

Variable salaries for the named executive officers are entirely performance based. Variable incentive compensation targets are set each year for each named executive officer. Target awards are allocated 15% to each quarter and 40% to an annual measurement, split equally between revenue attainment and attainment of EBITDA profits compared to an annual financial plan approved by the Board of Directors. Awards may only be paid from a portion of EBITDA profits earned in the measurement period. Actual variable compensation payments as a percentage of variable compensation targets for the past three years are shown in the following table for the Named Executive Officers.

Variable Performance Based Incentive Awards as a percentage of Incentive targets:

Named Executive Officer	Position(s)	2015	2014	2013
Kevin J. Mills(1)	President and Chief Executive Officer and Director	64.5%	86.1%	zero %
David W. Dunlap(2)	Vice President of Finance and Administration, Chief Financial Officer, Secretary, and Director	74.3%	88.9%	23.4%
Leonard L. Ott(3)	Vice President Engineering and Chief Technical Officer	74.3%	88.9%	23.4%
Lee A. Baillif(4)	Vice President and Controller (through January 23, 2015); Vice President of Operations (after January 23, 2015).	74.3%	88.9%	23.4%
James Lopez(5)	Vice President Marketing and Business Development	74.3%	100%	N/A

___________________________

(1)	Variable financial incentive compensation target for Mr. Mills was set at $100,000 for each of the years 2013 through 2015. 20% of the 2015 and 2014 targets and 100% of the 2013 target were based on attainment of market capitalization goals set by the Board of Directors at the beginning of each year.
(2)	Variable financial incentive compensation target for Mr. Dunlap was set at $50,000 for each of the years 2013 through 2015.
(3)	Variable financial incentive compensation target for Mr. Ott was set at $35,000 for each of the years 2012 through 2014.
(4)	Variable financial incentive compensation target for Mr. Baillif was set at $12,000 for each of the years 2012 and 2013 and $20,000 for 2014.
(5)	Variable financial incentive compensation target for Mr. Lopez was set at $65,000 for 2015. Mr. Lopez attainment was guaranteed at 100% for the fourth quarter of 2014, his first quarter with the Company.

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Long-Term Equity-Based Incentive Awards.

Long-Term Equity-Based Incentive Awards are provided through the stockholder-approved 2004 Equity Incentive Plan. Although the Equity Incentive Plan provides for a variety of equity incentive awards, to date the Compensation Committee has only awarded stock option grants from the Equity Incentive Plan. The goal of the Company's long-term, equity-based incentive awards is to align the financial interests of the executive officers and employees of the Company with those of stockholders and to provide each executive officer and employee with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. All equity incentives are subject to vesting provisions to encourage executive officers and employees to remain employed with the Company. The Compensation Committee determines the size of each award based on the individual’s level of responsibility, recent performance, his or her potential for future responsibility and promotion, the number of unvested options held by the individual at the time of the new grant, and the size of the available stock award pool to arrive at a level that the Committee considers appropriate to create a meaningful opportunity for equity participation by the individual.

As of December 31, 2015, there were 121,750 shares available for grant under the 2004 Equity Incentive Plan. In addition, the 2004 Equity Incentive Plan provided for an automatic increase each January 1st equal to the least of (a) 200,000 shares, (b) 4% of the outstanding shares on that date, or (c) a lesser amount as determined by the Board of Directors. The increase in shares available for grant on January 1, 2015 was 200,000 shares. Options are granted to executive officers, employees and consultants at the discretion of the Compensation Committee. The Board of Directors itself, in consultation with management, grants options annually to directors for service on the Board of Directors. The stockholders approved an increase to the limits allowed for the annual grant starting with January 1, 2016 to the least of (a) 400,000 shares, (b) 4% of the outstanding shares on that date, or (c) a lesser amount as determined by the Board of Directors.

The Compensation Committee, in consultation with management, prepares an annual allocation plan dividing the available stock in the grant pool among refresher grants, new employee grants, director grants and reserves. The timing, award criteria and award procedures are discussed more fully under Equity Incentive Grant Policies in the next section. New employee grants are typically made on the first trading day of the month on or following the date of hire. Refresher grants are made annually, typically during the first quarter of the year. Refresher grants typically vest monthly over 48 months, contingent upon continued employment with the Company. All grants expire ten years after the date of grant. Fully vested grants, or grants vesting over a shorter or longer term than four years, may be awarded at the discretion of the Compensation Committee. Stock options provide a return only if the individual remains with the Company and only if the market price of the Company’s Common Stock appreciates during the option term.

The Compensation Committee believes that stock option grants are effective in attracting and retaining key employees, and the Company provides initial grants to all new employees and annual refresher grants to all continuing employees with a weighting reflecting the level of responsibility and performance of the employee. Many of the senior executives and employees have been employed by the Company more than ten years and have amassed a number of annual stock option grants (grants expire 10 years after the date of grant) with potential for substantial cumulative compensation if stock prices increase, thus aligning their interests with those of stockholders. The Company believes stock options are effective long-term incentives because of the expectations of the management team and employees that the Company’s products and the markets they address provide opportunities for growth that may result in share price appreciation.

Other Compensation.

Executive officers are entitled to participate in the same health and benefit programs and 401(k) program as are available to all employees of the Company and do not receive any perquisites from the Company.

15

EQUITY INCENTIVE GRANT POLICIES

General option grant practices. All stock options grants are awarded by the Compensation Committee, or by the full Board in the case of director stock option grants. All stock options are priced at the closing market price of the Company’s Common Stock on the date of grant, and the actions of the Compensation Committee are documented in minutes that are retained in the minute book of the Company. During 2015, the Compensation Committee met ten times, and stock option grants were awarded at six of those meetings.

Initial stock option grants. The Compensation Committee awards initial stock option grants to each new employee of the Company on the first trading day of the month following the individual’s commencement of employment. The size of the grant is based on the responsibilities of the employee and as agreed to in the employee’s employment offer. Grants for executive officers are approved by the Compensation Committee in advance of offers being made. Grants to rank-and-file employees are made within general guidelines reviewed and approved by the Compensation Committee, and the actual grant requires the approval of the Compensation Committee at the time of grant. Initial grants generally vest 25% on the one year anniversary of employment and 1/48th per month thereafter for a total vesting period of 48 months. The delay in initial vesting for the first twelve months of employment provides an incentive for employee retention and ensures that the employee is familiar with the Company and its goals and objectives prior to options vesting. During 2015, options to purchase an aggregate of 80,400 shares were awarded to 6 new employees representing 25.4 percent of options granted during the year.

Refresher employee stock option grants. The Compensation Committee awards refresher stock option grants annually and supplemental grants based on the recommendations of management reflecting the responsibilities and performance of each employee and the employee’s contributions in meeting the Company’s goals and objectives. On February 23, 2015, the Compensation Committee awarded annual refresher options to purchase an aggregate of 201,200 shares to 47 employees, representing 63.5 percent of options granted during the year. An additional 10,000 shares were granted to one consultant representing 3.2% of options granted during the year.

Director stock option grants. A portion of the compensation of the Company’s outside directors is in the form of an annual stock option grant. Director grants are granted by the full Board of Directors at the first regularly scheduled board meeting following the annual election of directors and vest monthly over the ensuing year of service. Options are awarded equally to all directors for Board service. Additional options are awarded for Board and committee leadership positions and Committee service, as discussed under “Director Compensation”. On June 4, 2015, the Company granted options to purchase an aggregate of 25,000 shares to the 3 independent directors of the Company, representing 7.9 percent of options granted during the year.

ACCOUNTING AND TAX IMPLICATIONS

Accounting for Stock Based Compensation. On January 1, 2006, we adopted the provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly FASB Statement 123(R)) for the fiscal years ended December 31, 2006 and beyond. Under ASC Topic 718, the Company uses a binomial lattice valuation model to estimate fair value of stock option grants made on or after January 1, 2006. The binomial lattice model incorporates estimates for expected volatility, risk-free interest rates, employee exercise patterns and post-vesting employment termination behavior. These estimates affect the calculation of the fair value of the Company’s stock option grants. The fair value of stock option grants outstanding prior to January 1, 2006 was estimated using a Black-Scholes option pricing model. The Company adopted the modified prospective recognition method and implemented the provisions of ASC Topic 718 (formerly under FASB Statement 123(R)) beginning with the first quarter of 2006.

Income taxes. The Company has not provided any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code. Although the 2004 Equity Incentive Plan also allows for the issuance of grants qualifying as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, no stock option grants deemed performance-based compensation grants have been awarded to the executive officers of the Company.

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COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The Company’s Chief Executive Officer Kevin Mills is compensated under the same compensation structure applied to all of the Executive Officers of the Company as described under Elements of Executive Compensation, specifically base salary, variable performance based compensation, and long term equity incentive awards in the form of stock option grants.

Base Salary: Mr. Mill’s annual base salary was $190,000 in 2013. His base salary was increased during the second quarter of 2014 from $190,000 to $225,000 and maintained in 2015 at $225,000. Base salary was set at median levels for CEO’s of similar sized companies based on national compensation salary survey data.

Variable Compensation. Mr. Mills’ variable salary target of $100,000 is set above the median levels for CEO’s of similar sized companies based on national compensation salary survey data. All variable compensation awards are performance based. During 2015 and 2014, 80 percent of the variable compensation for Mr. Mills was calculated in the same manner as for the other Named Executive Officers, with 40 percent of his variable salary target based on revenue attainment and 40 percent of his variable salary target based on attainment of Earnings Before Taxes, Depreciation and Amortization (EBITDA), a traditional non-GAAP measure of operating profitability, both measured in comparison to the annual financial plan of the Company for each year approved at the beginning of the year by the Board of Directors. Target compensation is allocated 15 percent based on quarterly results and 40% based on annual results. Payments under the Management Incentive Variable Compensation Plan are further limited by minimum performance thresholds, and payments to all executives under this plan may not exceed 50 percent of EBITDA profits for the measurement period. During 2015 and 2014, 20 percent of the variable compensation target for Mr. Mills was based on attainment of market capitalization targets approved by the Board of Directors at the beginning of the year. During 2013, Mr. Mills’ variable compensation earnings were based 100% on attainment of market capitalization targets. The market capitalization of the Company declined during 2013 and did not hit the minimum thresholds qualifying for an award, so Mr. Mill’s variable compensation in 2013 was zero. See Performance Based Variable Incentive Awards under Elements of Executive Compensation for attainment percentages earned by Mr. Mills over the past three years compared to the other Named Executive Officers of the Company.

Long term equity incentive awards. Mr. Mills received an annual employee refresher grant in 2015 of 20,000 shares vesting monthly over a 48 month period representing 6.3 percent of total shares granted in 2015. All stock options were granted at the closing market price on the date of grant.

Benefits. Mr. Mills participates in the same benefit programs as all of the employees of the Company. The CEO’s employment is subject to an employment contract which provides for six months of base salary and continuation of medical benefits in the event of involuntary termination of services other than for cause, and payment of his variable salary entitlements had he remained employed during this period in the event of a change in control or involuntary termination. The CEO receives no perquisites.

17

Summary Compensation Table

For Fiscal Year Ended December 31, 2015

The following table provides fiscal 2015 compensation information and comparable information for the two preceding fiscal years for the Chief Executive Officer, Chief Financial Officer, and the three other executive officers of the Company who were the most highly compensated in fiscal year 2015 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Total ($)
Kevin J. Mills (4) President and Chief Executive Officer and Director	2015 2014 2013	$ 225,000 213,041 190,000	$32,200 18,650 10,784	$ 64,468 86,105 0	$ 321,668 317,396 200,784
David W. Dunlap (5) Vice President of Finance and Administration, Chief Financial Officer, Secretary and Director	2015 2014 2013	$ 190,000 183,166 170,000	$ 22,540 8,960 8,369	$ 37,168 44,441 11,680	$ 249,708 236,567 190,049
Leonard L. Ott (6) Vice President Engineering and Chief Technical Officer	2015 2014 2013	$ 175,000 168,167 155,000	$ 22,540 8,960 10,227	$ 26,017 31,108 8,176	$ 223,557 208,235 173,403
Lee A. Baillif (7) Vice President and Controller (thru 1/23/15) Vice President Operations (from 1/23/15)	2015 2014 2013	$ 161,667 136,458 120,000	$ 28,175 8,960 8,911	$ 22,300 17,776 2,803	$ 212,142 163,195 131,714
James Lopez (8) Vice President of Marketing & Business Dev.	2015 2014 2013	$ 210,000 52,500 --	$ 26,565 73,600 --	$48,318 9,750 --	$ 284,883 135,850 --

___________________________

(1)	Represents base salary as described under Compensation Summary and Analysis — Elements of Executive Compensation.
(2)	Represents Long-Term, Equity-Based Incentive Awards as described under Compensation Summary and Analysis — Elements of Executive Compensation. Amounts shown do not reflect compensation actually received by the executive officer. Instead, the amounts shown are the total grant date valuations of stock option grants awarded during the year as determined pursuant to ASC Topic 718. The valuations are expensed for financial reporting purposes over the vesting period of the grant.
(3)	Represents Variable Incentive Awards as described under Compensation Summary and Analysis — Elements of Executive Compensation.
(4)	Mr. Mills’ base salary was increased during the second quarter of 2014. His previous increase was in 2007.
(5)	Mr. Dunlap’s base salary was increased during the second quarter of 2014. His previous increase was in 2007.
(6)	Mr. Ott’s base salary was increased during the second quarter of 2014. His previous increase was in 2007.
(7)	Mr. Baillif’s base salary was increased during the second quarter of 2014 and again on March 2, 2015 resulting from his promotion to Vice President of Operations on January 23, 2015. His previous increase was in 2007.
(8)	Mr. Lopez joined the Company on October 1, 2014.

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GRANTS OF PLAN-BASED AWARDS

For Fiscal Year Ended December 31, 2015

The following table shows for the fiscal year ended December 31, 2015 certain information regarding options granted to the Named Executive Officers. Options were granted as described under Compensation Summary and Analysis — Elements of Executive Compensation — Long-Term, Equity-Based Incentive Awards and — Equity Incentive Grant Policies.

Name	Grant Dates	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Kevin J. Mills	2/23/15	20,000	$2.27	$32,200
David W. Dunlap	2/23/15	14,000	$2.27	$22,540
Leonard L. Ott	2/23/15	14,000	$2.27	$22,540
Lee A. Baillif	2/23/15	17,500	$2.27	$28,175
James Lopez	2/23/15	16,500	$2.27	$26,565

___________________________

(1)	The value of option awards is based on the fair value as of the grant date of such award, determined pursuant to ASC Topic 718 (formerly Statement of Financial Accounting Standards No. 123R). The Fair Value of options issued on February 23, 2015 was $1.61 per share. Under ASC Topic 718, the Company uses a binomial lattice valuation model to estimate fair value of stock option grants made on or after January 1, 2006. The binomial lattice model incorporates estimates for expected volatility, risk-free interest rates, employee exercise patterns and post-vesting employment termination behavior. These estimates affect the calculation of the fair value of the Company’s stock option grants. The exercise price for all options granted to the Named Executive Officers is equal to the closing market price for the Company’s Common Stock on the grant date as reported on the OTC Market. Regardless of whatever value is placed on a stock option on the grant date, the actual value of the option to the recipient will depend on the market value of the Company’s Common Stock at such date in the future when the option is exercised.

OPTION EXERCISES AND STOCK VESTED

For Fiscal Year Ended December 31, 2015

There were no options exercised by the Named Executive Officers during fiscal 2015.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
All Named Executive Officers	None	$0

(1)	The value realized equals the difference between the option exercise price and the fair market value of the Company’s Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

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OUTSTANDING EQUITY AWARDS

At Fiscal 2015 Year-End

The following table set forth certain information concerning outstanding equity awards held by the Named Executive Officers at the end of the fiscal year ended December 31, 2015.

Name	Option Awards
	Number of Securities Underlying Unexercised Options - Exercisable (#)(1)	Number of Securities Underlying Unexercised Options - Unexercisable (#)(1)(2)	Option Exercise Price ($)(3)	Option Expiration Date(4)
Kevin J. Mills	21,560	—	1.96	2/23/2019
	8,625	—	3.45	6/1/2019
	10,000	—	2.74	6/1/2020
	88,700	—	3.04	7/1/2020
	19,920	—	1.82	2/22/2021
	9,375	625	2.36	2/27/2022
	2,000	—	1.20	8/1/2022
	8,900	—	1.08	11/9/2022
	10,419	5,210	1.04	4/1/2023
	8,750	11,250	0.95	3/3/2024
	3,750	1,250	1.89	6/2/2024
	3,750	16,250	2.27	2/23/2025
David W. Dunlap	14,680	—	1.96	2/23/2019
	5,250	—	3.45	6/1/2019
	7,500	—	2.74	6/1/2020
	54,500	—	3.04	7/1/2020
	14,060	—	1.82	2/22/2021
	7,969	531	2.36	2/27/22
	6,800	—	1.08	11/9/2022
	8,086	4,043	1.04	4/1/2023
	6,125	7,875	0.95	3/3/2024
	2,625	11,375	2.27	2/23/2025

Leonard L. Ott	11,900	—	1.96	2/23/2019
	4,125	—	3.45	6/1/2019
	7,500	—	2.74	6/1/2020
	54,600	—	3.04	7/1/2020
	11,040	—	1.82	2/22/2021
	7,969	531	2.36	2/27/2022
	5,500	—	1.08	11/9/2022
	9,881	4,941	1.04	4/1/2023
	6,125	7,875	0.95	3/3/2024
	2,625	11,375	2.27	2/23/2025

Lee A. Baillif	8,950	—	1.96	2/23/2019
	2,250	—	3.45	6/1/2019
	12,500	—	2.74	6/1/2020
	28,700	—	3.04	7/1/2020
	17,240	—	1.82	2/22/2021
	7,969	531	2.36	2/27/2022
	2,000	—	1.20	8/1/2022
	2,800	—	1.08	11/9/2022
	9,943	4,971	1.04	4/1/2023
	6,125	7,875	0.95	3/3/2024
	3,281	14,219	2.27	2/23/2025

James Lopez	11,667	28,333	2.50	10/1/2024
	3,094	13,406	2.27	2/23/2025

Footnotes are on the next page

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(1)	Options were granted as described under Compensation Summary and Analysis — Elements of Executive Compensation — Long-Term, Equity-Based Incentive Awards and — Equity Incentive Grant Policies. The vesting period and vesting start date were established by the Compensation Committee. Shares unexercisable were not vested at December 31, 2015.
(2)	Grant dates and vesting period information for all grants not fully vested as of December 31, 2015 are as follows:

Grant Date	Expiration Date	Vesting Start Date	Months to fully vest
2/27/2012	2/27/2022	3/1/2012	48
4/1/2013	4/1/2023	4/1/2013	48
3/3/2014	3/3/2024	3/1/2014	48
6/2/2014	6/2/2024	6/2/2014	24
2/23/2015	2/23/2025	3/1/2015	48
(3)	Exercise prices are set at the closing price of the Company’s Common Stock on the date of grant (fair market value).
(4)	Options expire ten years from the date of grant.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2015 about the Common Stock that may be issued under all equity compensation plans of the Company.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	2,022,353	$ 2.15	121,750

___________________________

(1)	Consists of the 2004 Equity Incentive Plan. The Plan was extended by the stockholders at their annual meeting on June 5, 2013 and will expire on April 23, 2024. Pursuant to an affirmative vote by stockholders in June 2004 as amended on June 4, 2015, an annual increase in the number of shares authorized under the 2004 Equity Incentive Plan is added on the first day of each fiscal year equal to the least of (a) 400,000 shares, (b) four percent of the total outstanding shares of the Company’s Common Stock on that date, or (c) a lesser amount as determined by the Board of Directors. As a result, a total of 224,818 shares became available for grant under the 2004 Equity Incentive Plan on January 1, 2016, in addition to those set forth in the table above.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on the Compensation Committee’s review and discussion noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

COMPENSATION COMMITTEE

Peter Sealey, Chairman
Dated: March 23, 2016

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee have ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

POST EMPLOYMENT AND CHANGE-IN-CONTROL COMPENSATION FOR EXECUTIVES

On July 1, 2015 the Company updated and renewed Employment Agreements (“Agreements”) with the following officers of the Company: Kevin J. Mills, President and Chief Executive Officer; David W. Dunlap, Vice President of Finance and Administration, Chief Financial Officer and Secretary; James Lopez, Vice President of Marketing and Business Development; Leonard L. Ott, Vice President of Engineering and Chief Technical Officer; and Lee A. Baillif, Vice President of Operations (collectively the “Executives”). The Agreements replaced agreements that expired on June 30, 2015 (December 31, 2015 for Mr. Lopez).

Under the terms of the Agreements, the Executive’s employment is at will and termination of employment of the Executive may occur at any time. The Agreement defines termination arrangements that apply if the Executive is terminated for Cause as defined in the Agreement, is terminated due to death or disability, voluntarily terminates employment, or is otherwise terminated involuntarily. Should the Executive’s employment be terminated other than for Cause, death, disability or voluntary termination, the Executive is entitled under the Agreement to (i) receive an involuntary termination payment consisting of his regular base salary for a period of two (2) months plus one month for each completed two years of service up to a maximum of five (5) months following termination, (ii) receive one additional month of compensation upon signing a mutual termination agreement; (iii) receive reimbursement for payment of his COBRA health premiums for the lesser of the amount of time of the involuntary termination payment or until he is eligible for the health insurance benefits provided by another employer; (iv) receive the variable compensation amounts to which he would otherwise be entitled as prescribed in the Company’s variable incentive compensation plan, and (v) purchase from the Company at book value certain items that were purchased by the Company for his use. Stock options granted to the Executive shall cease vesting immediately upon the date of termination of employment, and vested stock options will be exercisable after termination for the lesser of one year or the expiration date of the grant. In the event of voluntary termination with at least a 60 day notice by an Executive with more than ten years of consecutive service to the Company, the Executive’s vested stock options will be exercisable after termination for the remaining life of the grants. The Agreements also provide for compensation in the event of a Change of Control as defined in the Agreement consisting of an involuntary termination payment as described above and a payment equal to 1% of the consideration payable in connection with a Change of Control provided that the price offered for the Company’s common stock is equal to or greater than $5.00 per share. The new Agreements expire on June 30, 2018 unless the Company fails to provide the Executive with notice of intent to renew or not renew the Agreement of at least six months prior to expiration, in which case the expiration date of the Agreement shall be December 31, 2018.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Employment Agreement, a copy of which was filed in a Form 8-K dated July 1, 2015.

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Payments to be made to each of the Named Executive Officers following severance are estimated as follows:

Compensation and Benefits	Voluntary Resignation	For Cause (1)	For Good Reason(2)	Involuntary Without Cause(2)	Involuntary or For Good Reason After Change-in- Control(2)	Due to Death or Disability(2)
Kevin J. Mills
Base Salary (3)	--	--	$112,500	$112,500	$112,500	$112,500
Variable Incentive (4)	--	--	12,000	12,000	12,000	12,000
Stock Options (5)	--	--	--	--	--	--
HealthCare Benefits (6)	--	--	5,292	5,292	5,292	5,292
Other Perquisites (7)	--	--	--	--	--	--
David W. Dunlap
Base Salary (3)	--	--	95,000	95,000	95,000	95,000
Variable Incentive (4)	--	--	7,500	7,500	7,500	7,500
Stock Options (5)	--	--	--	--	--	--
HealthCare Benefits (6)	--	--	5,709	5,709	5,709	5,709
Other Perquisites (7)	--	--	--	--	--	--
Leonard L. Ott
Base Salary (3)	--	--	87,500	87,500	87,500	87,500
Variable Incentive (4)	--	--	5,250	5,250	5,250	5,250
Stock Options (5)	--	--	--	--	--	--
HealthCare Benefits (6)	--	--	5,767	5,767	5,767	5,767
Other Perquisites (7)	--	--	--	--	--	--
Lee A. Baillif
Base Salary (3)	--	--	82,500	82,500	82,500	82,500
Variable Incentive (4)	--	--	4,500	4,500	4,500	4,500
Stock Options (5)	--	--	--	--	--	--
HealthCare Benefits (6)	--	--	6,857	6,857	6,857	6,857
Other Perquisites (7)	--	--	--	--	--	--
James Lopez
Base Salary (3)	--	--	105,000	105,000	105,000	105,000
Variable Incentive (4)	--	--	9,750	9,750	9,750	9,750
Stock Options (5)	--	--	--	--	--	--
HealthCare Benefits (6)	--	--	5,282	5,282	5,282	5,282
Other Perquisites (7)	--	--	--	--	--	--

___________________________

(1)	Cause is defined in each executive’s employment agreement to include: willful and continuing breach of duties; performing paid services for others without authorization; participation in a business that is competitive; acts of dishonesty, misappropriation, embezzlement, fraud, or insider trading; conviction for a felony; inappropriate conduct including harassment, violation of ethics or laws, or use of controlled substances.
(2)	All reasons for termination except voluntary resignation or termination by the Company for Cause are covered under the terms of the employment agreement as either resignation by the executive for good reason or involuntary termination by the Company without cause. The payment amount is based on a six month payment period which presumes the Executive has signed a mutual release agreement.
(3)	Except in the case of voluntary resignation or termination for Cause, base salary is continued from the date of termination for two months plus one month for each year of completed service up to a maximum of six months.
(4)	Except in the cases of voluntary resignation or termination for cause, scheduled variable incentive payments are paid which equal a pro rata share of the bonus to which the executive would have otherwise been entitled for the quarter of termination. Amounts included in this table assume entitlements equal to 15% of the target variable compensation in effect for 2016.
(5)	Except in the cases of voluntary resignation or termination for cause, stock options vested as of the date of termination may be exercised for a period of up to one year based on formulas in the executive’s employment agreement. In the event of a change in control, all options granted and outstanding become vested and fully exercisable. In the event of termination for cause or voluntary resignation, stock options vested as of the date of termination may be exercised for a period of 90 days following the termination date. Executives who voluntary terminate employment with ten years or more of continuous service may exercise vested shares through the expiration date of each grant.
(6)	Except in the cases of voluntary resignation or termination for cause, healthcare benefits are continued up to the earlier of the expiration of the base salary continuation period (see note 3) or securing other employment that includes such benefits.
(7)	There are no perquisites in the compensation packages of any of the executive officers.

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LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

Pursuant to the Delaware General Corporation Law, the Company has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of directors to the Company or its stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. In addition, the Company's bylaws require the Company to indemnify the Company's directors and officers and authorize the Company to indemnify its employees and other agents to the fullest extent permitted by law.

The Company has entered into indemnification agreements with each of its current directors and officers that provide for indemnification and advancement of expenses to the fullest extent permitted by Delaware law, including circumstances in which indemnification or the advancement of expenses is discretionary under Delaware law.

The Company believes that the limitation of liability and indemnification provisions in its Certificate of Incorporation and bylaws and the indemnification agreements with its directors and officers enhance its ability to continue to attract and retain qualified individuals to serve as directors and officers. There is no pending litigation or proceeding involving a director, officer or employee to which these provisions or agreements would apply.

CORPORATE GOVERNANCE

The Company and its Board of Directors are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, the Company regularly reviews its corporate governance policies and practices to ensure that its policies are consistent with such standards. The Company closely monitors guidance issued or proposed by the Securities Exchange Commission or the Public Company Accounting Oversight Board, the listing standards of the OTC Market, the provisions of the Sarbanes-Oxley Act, the Dodd-Frank Act and pending legislation. As a result of review of these matters, as well as the emerging best practices of other companies, the Company has implemented the following:

Executive Compensation Authority; Compensation Committee

•	The Compensation Committee of the Board of Directors approves all compensation plans and amounts for the executive officers of the Company, following consultation with management.
•	The Compensation Committee reviews and approves compensation programs for all other employees of the Company, upon the recommendation of management. These reviews consider an assessment of whether such programs may promote excessive risk taking.
•	The Compensation Committee approves all stock option grants, upon the recommendation of management, except director grants, which are approved by the full Board of Directors.
•	The charter of the Compensation Committee makes explicit:

    the Committee’s ability to retain independent consultants and experts as it sees fit, at Company expense;
    the Compensation Committee’s responsibilities to assess the risk associated with compensation programs

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Director Independence

•	The Board of Directors has confirmed that a majority of the Company's directors are independent, as defined by current SEC regulations and Nasdaq rules.
•	The Company's independent directors hold formal meetings without the presence of management and chaired by an independent director.
•	The Audit, Compensation and Nominating Committees consist solely of independent directors. Each Committee is tasked to establish goals, evaluate performance, review the adequacy of its Charter, and recommend changes to the Board of Directors.

Audit Committee

•	All Audit Committee members possess the required level of financial literacy, as required by SEC regulations.
•	Mr. Bass, a member of the Audit Committee, possesses the qualifications of an “audit committee financial expert,” as required by SEC regulations.
•	The Audit Committee’s charter formalizes and makes explicit the following:
o	The Audit Committee's ability to retain independent consultants and experts as it sees fit, at Company expense;
o	The Audit Committee's authority to appoint, review and assess the performance of the Company's independent auditors;
o	The Audit Committee's ability to hold regular executive sessions with the Company's independent auditors and with the Company’s Chief Financial Officer, Controller and other Company officers directly, as it considers appropriate;
o	The requirement that the Audit Committee review and approve in advance non-audit services by the Company's independent auditors, as well as related party transactions;
o	The Audit Committee's duty to maintain a formal complaint monitoring procedure (a “whistleblower” policy) to enable confidential and anonymous reporting to the Audit Committee;
o	The Audit Committee's authority over the independent auditors' rotation policy; and
o	The Audit Committee’s responsibilities to oversee the Company’s risk management policies and practices.

Other Governance Matters

•	The Company has a formal Code of Business Conduct and Ethics that applies to all officers, directors and employees.
•	The Company has a requirement that any waiver or amendment to the Code of Business Conduct and Ethics involving a director or officer be reviewed by the Nominating Committee and disclosed to the Company's stockholders.
•	Each of the Compensation Committee, Audit and Nominating Committees has a written charter.
•	The Company has an Insider Trading Policy, including control procedures to comply with current SEC regulations and Nasdaq/OTC rules.
•	The Company has a policy that the Board of Directors reviews its own performance on an at least annual basis.
•	The Company prohibits loans to its officers and directors.

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Board Leadership

The Company is focused on its corporate governance practices and values independent board oversight as an essential component of strong corporate performance to enhance stockholder value. Our commitment to independent oversight is demonstrated by the fact that all of our directors, except for Mr. Mills and Mr. Dunlap, are independent. In addition, all of the members of our Board’s committees are independent. Our Board of Directors acts independently of management and regularly holds independent director sessions without members of management present. In addition, the Company has a separate position of Chairman of the Board which is held by Mr. Bass, an independent director, who provides additional oversight to the management of the Company. Our Board believes that the current board leadership structure is best for the Company and its stockholders at this time as it allows the recommendations and decisions of the President and Chief Executive Officer, who views such recommendations and decisions from a management perspective, to be reviewed and discussed with the Chairman of the Board, who views such recommendations and decisions from the perspective of an independent director.

Risk Management

•	The Company has designated its Chief Financial and Administrative Officer as its Risk Management Officer with responsibility for identifying, assessing, monitoring and reporting risks that could potentially impact the business.

•	The Company summarizes the primary risks associated with the business in its quarterly and annual reports on Forms 10-Q and 10-K, respectively.

•	The Audit Committee has primary responsibility for Board oversight of risk management. The Audit Committee meets as necessary, at least quarterly, and matters involving risk are included in the Audit Committee’s agenda. The Chairman of the Audit Committee who is also Chairman of the Board and the President and Chief Executive Officer conduct a call at least weekly to review Company operations and such discussions include a review of risk matters as appropriate.

Compensation Risk Considerations

The Compensation Committee has responsibility for oversight of risk management associated with compensation matters and risks relating to compensation policies and practices are considered at each meeting of the Committee. The Committee does not believe that the Company’s compensation policies and practices promote risky behavior on the part of its employees as discussed below.

The Compensation Committee considers, in establishing and reviewing the employee compensation programs, whether the programs encourage unnecessary or excessive risk taking. The Company, after reviewing and discussing the compensation programs with the Compensation and Audit Committees of the Board, believes that the programs are balanced and do not motivate or encourage unnecessary or excessive risk taking. Base salaries are fixed in amount and thus do not encourage risk taking. While the performance-based awards focus on achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, the Company’s performance-based award programs represent a small percentage of total compensation opportunities and results are closely monitored at both management and board levels. The Company believes that the programs appropriately balance risk and the desire to focus employees on specific short-term goals important to the Company’s success, and that they do not encourage unnecessary or excessive risk taking.

Compensation provided to employees in the form of long-term equity awards through stock option grants are important to help further align employees’ interests with those of the Company’s stockholders. The Company believes that these awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to the Company’s stock price, and since awards are subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

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More details on the Company's corporate governance initiatives, including copies of its Code of Business Conduct and Ethics and each of the Committee charters can be found in the "Corporate Governance" section of the Company's web site at http://www.socketmobile.com/about-us/investor-relations/corporate-governance.

Policy for Director Recommendations and Nominations

The Nominating Committee considers candidates for Board membership suggested by Board members, management and the Company's stockholders. It is the policy of the Nominating Committee to consider recommendations for candidates to the Board of Directors from stockholders holding no less than five percent of the total outstanding shares of the Company’s Common Stock who have held such shares continuously for at least 12 months prior to the date of the submission of the recommendation. The Nominating Committee will consider persons recommended by the Company's stockholders in the same manner as nominees recommended by members of the Board of Directors or management.

A stockholder who desires to recommend a candidate for election to the Board of Directors should direct the recommendation in written correspondence by letter to the Company, addressed to:

Chairman of the Nominating Committee

c/o Corporate Secretary

Socket Mobile, Inc.

39700 Eureka Drive

Newark, CA 94560

The notice must include:

•	the candidate's name and home and business contact information;
•	detailed biographical data and relevant qualifications;
•	a signed letter from the candidate confirming his or her willingness to serve;
•	information regarding any relationships between the candidate and the Company within the last three years; and
•	evidence of the required ownership of Common Stock by the recommending stockholder(s).

In addition, a stockholder may nominate a person directly for election to the Board of Directors at the annual meeting of the Company's stockholders, provided the stockholder complies with the requirements set forth in the Company's bylaws and the rules and regulations of the Securities and Exchange Commission related to stockholder proposals. The process for properly submitting a stockholder proposal, including a proposal to nominate a person for election to the Board of Directors at an annual meeting, is described on Page 2 in the section entitled "Deadline for Receipt of Stockholder Proposals to be Included in the Company's Proxy Materials."

Where the Nominating Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management. In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating Committee considers a number of factors, including the following:

•	The current size and composition of the Board of Directors and the needs of the Board of Directors and its various committees.
•	Such factors as judgment, independence, character and integrity, area of expertise, diversity of experience, length of service and potential conflicts of interest. The Nominating Committee recognizes that diversity in these areas brings value to the collective impact of the Board on the Company. The Company does not consider or make its recommendations based on race, gender, religion, age, sexual orientation or other matters the Committee deems not relevant to effective board service.
•	Such other factors as the Nominating Committee may consider appropriate.

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The Nominating Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board of Directors:

•	The highest personal and professional ethics and integrity.
•	Proven achievement and competence in the nominee's field, and the ability to exercise sound business judgment.
•	Skills complementary to those of the existing members of the Board of Directors.
•	The ability to assist and support management and make significant contributions to the Company's success.
•	An understanding of the fiduciary responsibilities required of a member of the Board of Directors, and the commitment of time and energy necessary to carry out those responsibilities diligently.

In connection with its evaluation, the Nominating Committee determines whether it will interview potential nominees. After completing the evaluation and interview, the Nominating Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated, and the Board of the Directors determines the nominees after considering the recommendation and report of the Nominating Committee.

The Nominating Committee believes that the current nominees for director all meet the general criteria for board membership as described in this section. In addition, each nominee brings particular strengths to the Board. For example, all incumbent directors have a thorough knowledge and understanding of the Company. Mr. Bass also has extensive experience as a former chief executive officer or senior manager in ten companies over the past 36 years in the fields of networking, semiconductors and computing platforms. Mr. Sealey has well established credentials as a senior marketing executive and marketing consultant, and is a college professor of marketing. Mr. Emery has a strong background working in the healthcare industry with an emphasis on healthcare management systems. Messrs. Bass, Emery and Sealey hold doctorate degrees in their respective fields. Mr. Mills has a strong engineering background and a history of innovative leadership and understanding of the business mobility market. Mr. Dunlap is a certified public accountant (inactive), holds an MBA in business administration and has more than 30 years of industry experience and 20 years with the Company, all as Chief Financial Officer. Mr. Mills has more than 20 years of experience with the Company, the last 14 years as President and Chief Executive Officer.

Stockholder Communications to Directors

Stockholders may communicate directly with the members of the Board of Directors by sending an email to socketboard@socketmobile.com. The Company's Secretary monitors these communications and ensures that summaries of all received messages are provided to the Board of Directors at its regularly scheduled meetings or directly to the Chairman of the Board if the matter is deemed to be urgent and to require the immediate attention of the Board. Where the nature of a communication warrants, Mr. Bass, Chairman of the Board, may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or a non-management director, or the Company's management or independent advisors, as appropriate. Mr. Bass also determines whether any response to a stockholder communication is necessary or warranted and whether further action is required.

Director Independence

In January 2016, the Board of Directors undertook a review of the independence of its directors and considered whether any director had a material relationship with the Company or its management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. Questions relating to director independence were included on the annual Directors and Officers Questionnaire completed by each director and executive in March 2016. As a result of this review, the Board of Directors affirmatively determined that all of the directors of the Company, with the exception of Mr. Mills, the Company's President and Chief Executive Officer, and Mr. Dunlap, the Company’s Vice President of Finance and Chief Financial Officer, are independent of the Company and its management under the corporate governance standards of the Nasdaq Market.

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Code of Business Conduct and Ethics

The Board of Directors has a Code of Business Conduct and Ethics that is applicable to all employees, executive officers and directors of the Company, including the Company's senior financial and other executive officers. The Code of Business Conduct and Ethics is intended to deter wrongdoing and promote ethical conduct among the Company's directors, executive officers and employees. The Code of Business Conduct and Ethics is available on the Company's website at http://www.socketmobile.com/about-us/investor-relations/corporate-governance. The Company will also post any amendments to or waivers from the Code of Business Conduct and Ethics on its website. There were no changes to the Code of Business Conduct and Ethics during 2015.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors maintains an Audit Committee comprised of two of the Company's outside directors. The Audit Committee oversees the Company's financial processes on behalf of the Board of Directors, although management has the primary responsibility for preparing the financial statements and maintaining the Company's financial reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2015, including discussing the quality of the accounting principles, the reasonableness of significant judgments, including the identification and assessment of risks, and the clarity of disclosures in the financial statements. The Audit Committee has a written charter, a copy of which is posted on the Company’s website at http://www.socketmobile.com/about-us/investor-relations/corporate-governance.

The Audit Committee reviewed the 2015 financial statements with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles, as well as their judgment as to the quality, not just the acceptability, of the Company's accounting principles. The Audit Committee also discussed such other matters as the auditors are required to discuss with the Committee under generally accepted auditing standards, including Auditing Standards No. 16. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence.

The Audit Committee also discussed with the Company's independent auditors the overall scope and results of their audit of the financial statements, including their review of internal controls. The Audit Committee met periodically with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held one meeting with the auditors in regard to their audit of the Company’s annual financial statements for the year ended December 31, 2015. In addition, a meeting among the members of the Audit Committee, the Company’s auditors and management was held each quarter during fiscal 2015 to review the Company’s quarterly financial reports prior to their issuance.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has concurred, that the Company’s audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015. The Audit Committee also approved the appointment of Sadler, Gibb & Associates LLC as the Company's independent auditors for the years ended December 31, 2012 through 2015 and has recommended approval of the stockholders for the year ending December 31, 2016.

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The foregoing report has been submitted by the undersigned in our capacity as members of the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

Charlie Bass
Charles C. Emery, Jr.
Dated: March 23, 2016

OTHER MATTERS

The Company knows of no other matters to be submitted at the 2016 Annual Meeting of Stockholders. If any other matters properly come before the 2016 Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Please complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed or otherwise vote your shares via telephone or internet as available.

Dated: March 23, 2016	THE BOARD OF DIRECTORS

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